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                                                                     Exhibit 4.7

                          SECURITY AND PLEDGE AGREEMENT

     THIS SECURITY AND PLEDGE AGREEMENT, dated as of March __, 1998, is made by SHOP AT HOME, INC., a Tennessee corporation ("SAH"), BROADCAST, CABLE AND SATELLITE TECHNOLOGIES, INC., a Texas corporation ("BCST"), SAH ACQUISITION CORPORATION II, a Tennessee corporation ("Acquisition") (each of SAH, BCST and Acquisition, a "Pledgor" and together, the "Pledgors"), in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee") for the holders (the "Holders") of the Notes (as defined herein).


                                 R E C I T A L S

     Pledgors, the Trustee and the other subsidiaries of SAH party thereto, have entered into an indenture dated as of March __, 1998 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgors are issuing on the date hereof $75,000,000 in aggregate principal amount at maturity of its ___% Secured Notes due 2005 (the "Notes"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture.

     SAH and BCST are the legal and beneficial owner of the outstanding shares of Capital Stock set forth on Schedule I hereto and issued by the corporations named therein (the "Pledged Stock").

     It is a condition precedent to the purchase of the Notes by the Holders shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

     Unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 9 of the Uniform Commercial Code in effect in the State of New York (the "Code") are used in this Agreement as such terms are defined there.

     NOW THEREFORE, in consideration of the premises, and in order to induce the Holders to purchase the Notes, the Pledgors hereby agree with the Trustee for its benefit and the ratable benefit of the Holders as follows:

     SECTION 1.  Pledge and Security Interest.

     (a) Each Pledgor hereby assigns and pledges to the Trustee for its benefit and for the ratable benefit of the Holders, and hereby grants to the Trustee for its benefit and for the ratable benefit of the Holders, a continuing security interest in all of its right, title and interest in the following collateral owned by such Pledgor (collectively, the "Pledgor Collateral"):



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          (i) the Pledged Stock and the certificates representing the Pledged
     Stock, all proceeds of the Pledged Stock, and all of the following (to the extent that they may not otherwise constitute proceeds): all income and profits from the Pledged Stock, all dividends, cash, options, warrants, rights, subscriptions, instruments and other property from time to time after the date hereof received, receivable or otherwise distributed in respect of or in exchange or substitution for any or all of the Pledged Stock; and

          (ii) all additional shares of Capital Stock of, and all securities convertible into, and all warrants, options or other rights to purchase, Capital Stock of, the Issuer from time to time after the date hereof acquired by such Pledgor in any manner, and the certificates representing any such additional shares and all income and profits thereon, and all proceeds, dividends, cash, options, warrants, rights, subscriptions, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any or all of such shares; and

     (a) Acquisition hereby assigns and pledges to the Trustee for its benefit and for the ratable benefit of the Holders, and hereby grants to the Trustee for its benefit and for the ratable benefit of the Holders, a continuing security interest in all of its right, title and interest in the following collateral owned by Acquisition (the "Acquisition Collateral" and, together with the Pledgor Collateral, the "Collateral"):

          (i) all of Acquisition's right, title and interest, whether now owned or hereafter acquired, in and to all equipment in all of its forms, wherever located, now or hereafter existing [(including, but not limited
     to,           )], all fixtures and all parts thereof and all accessories thereto (any and all such equipment, fixtures, parts and accessions being the "Acquisition Equipment");

          (ii) all of Acquisition's right, title and interest, whether now owned or hereafter acquired, in and to all accounts, chattel paper, instruments, deposit accounts, investment property, general intangibles and other obligations of any kind, now or hereafter existing (excluding any interest in any license, permit or authorization that may not be assigned without the consent of the Federal Communications Commission), whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, chattel paper, instruments, deposit accounts, investment property, general intangibles or obligations (any and all such accounts, chattel paper, instruments, deposit accounts, investment property, general intangibles and obligations being the "Acquisition Receivables", and any and all such leases, security agreements and other contracts being the "Acquisition Related Contracts" and, collectively with the Acquisition Equipment, the "Acquisition Personal Property");

          (iii) all other tangible or intangible property of Acquisition, including, without limitation, all proceeds, products and accessions of and to any of the property of the Acquisition described in clauses (i) or (ii) above in this Section 2(b), and, to the extent related to any property described in said clauses or such proceeds, products and accessions, (i) all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of Acquisition or any computer bureau or service company from time to time acting for Acquisition, (ii) all payments under insurance (whether or not the Lender is the loss payee thereof), or any indemnity, warranty or guaranty by reason of loss of or change to or otherwise with respect to any of the foregoing Acquisition Collateral, and (iii) cash.


     SECTION 2. Security for Obligations. (a) This Agreement secures the payment and performance when due (whether for principal, interest, fees, expenses or otherwise at stated maturity, by acceleration or otherwise) of the obligations of the Pledgors under the Indenture or under this Agreement (the "Secured Obligations").

     (b) The Pledgors and the Holders, by their acceptance of this Agreement, hereby confirm that it is the intention of all such parties that the pledge contemplated by this Agreement not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as defined below), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Agreement. To effectuate the foregoing intention, the Holders and the Pledgors hereby irrevocably agree that the obligations of the Pledgors under this Agreement shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Pledgors that are relevant under such laws, result in the obligations of the Pledgors under this Agreement not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors.


     (c) Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligation and would be owed by Pledgors to the Holders under the Indenture and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving one or more of Pledgors.



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     SECTION 3. Delivery of Collateral. All certificates or instruments representing or evidencing any and all of the Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed stock powers and instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. The Trustee shall have the right, at any time in its discretion and without notice to Pledgors, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Collateral, subject only to the revocable rights specified in Section 7(a) of this Agreement. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for any of the certificates or instruments of smaller or larger denominations.

     SECTION 4. Representations and Warranties. (a) Each Pledgor represents and warrants with respect to itself as follows:

          (i) The execution, delivery and performance by Pledgor of this Agreement are within Pledgor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Pledgor or of any agreement, judgment, injunction, order, decree or other instrument, binding upon Pledgor or result in the creation or imposition of any Lien on any assets of Pledgor, except for the security interests granted under this Agreement.

          (ii) This Agreement and the pledge of the Pledged Stock create a valid and perfected first priority security interest in the Collateral securing the payment of the Secured Obligations, the security interest in the Collateral comprised of the Capital Stock of BCST, MFP, Inc. and Urban Broadcasting Systems, Inc. shall be a second priority security interest, junior to the security interest securing the Senior Credit Facility (as defined in the Indenture) (the "Junior Lien"). All filings and other actions necessary or desirable to perfect and protect the foregoing security interest have been duly taken.

          (iii) Pledgor is, and at the time of delivery of any Collateral to the Trustee pursuant to Section 3 of this Agreement will be, the legal and beneficial owner of the Collateral, free and clear of any Lien or claims of any Person except for the lien and security interest created by this Agreement and, in the case of the Collateral subject to the Junior Lien, except for the lien and security interest of the Senior Credit Facility. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Trustee relating to this Agreement.

          (iv) The Pledged Stock has been duly authorized and validly issued and is fully paid and non-assessable.

          (vi) The Pledged Stock, consisting of Capital Stock of the Issuer, identified in Schedule I annexed hereto, constitutes the percentage of the issued and outstanding shares of stock of the Issuer as set forth on such schedule.

          (e) This Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable against


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     Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity.

          (vii) No litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of Pledgor, threatened by or against Pledgor with respect to this Agreement or the Pledge of Collateral by Pledgor contemplated hereby, except in each case for such litigations, investigations or proceedings that, singly or in the aggregate, are not reasonably likely to result in a material adverse effect on (i) the business, operations, properties, assets, liabilities, net worth, condition (financial or otherwise) or prospects of Pledgor and its consolidated subsidiaries, taken as a whole or (ii) the ability of Pledgor to perform any of its obligations under this Agreement;

          (viii) No consent of any other Person and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required either for the pledge by Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, (ii) the perfection or maintenance of the pledge created hereby (including the first priority nature of such pledge except in the case of the Junior Lien) or (iii) except as provided in Section 26, for the exercise by the Trustee of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except the declaration of effectiveness by the Securities and Exchange Commission of any registration statement filed pursuant to Section
     12).

          (ix) Pledgor does not directly own any shares of Capital Stock other than the shares of Capital Stock set forth on Schedule I annexed hereto.

          (x) Except with respect to this Agreement, the Pledged Stock is not subject to any stockholder agreement, voting trust agreement or other agreement that affects the voting or other rights of a holder of Pledged Stock, including the ability to transfer any of the Pledged Stock.


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          (xii) The principal place of business and chief executive office of
     Pledgor and the office where Pledgor keeps its records concerning the Collateral are located at

              Pledgor          Location
              -------          --------



          (xiii) As of the date hereof, all information set forth herein relating to the Collateral is accurate and complete in all respects.

          (b) Acquisition represents and warrants as follows:

               (i) All of the Acquisition Equipment is located at the places specified in Section 4(a)(xi) herein beneath such Pledgor's name.

               (ii) Acquisition has exclusive possession and control of the Acquisition Equipment.

     SECTION 5. Further Assurances. (a) Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver or use its best efforts to cause to be executed and delivered all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Trustee may request, in order to perfect and protect the priority of the Trustee's security interest in the Collateral, any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Pledgor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Trustee may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

     (b) Each Pledgor hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

     (c) Each Pledgor will furnish to the Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

     SECTION 6. As to Equipment. (a) Acquisition shall keep the Acquisition Equipment at the places therefor specified in Section 4(a)(xi) or, upon 30 days' prior written notice to the Trustee, at such other places in a jurisdiction where all action required by Section 5 shall have been taken with respect to the Acquisition Equipment.

     (b) Acquisition shall cause the Acquisition Equipment to be maintained and preserved in accordance with its existing practices and shall forthwith, or in the case of any loss or damage to any of the Acquisition Equipment as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Acquisition shall promptly furnish to the Trustee a statement respecting any loss or damage to any of the Acquisition Equipment.

     SECTION 7. Voting Rights; Dividends; Etc.. (a) So long as no Default or Event of Default shall have occurred and be continuing:

          (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Stock owned by it or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Indenture or the Notes; provided, however, that such Pledgor shall not exercise or shall refrain from exercising any such right if such action would be inconsistent with or violate any provisions of this Agreement or the Indenture.



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          (ii) Each Pledgor shall be entitled to receive and retain any and all dividends paid in respect of the Collateral; provided, however, that any and all

               (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

               (B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral shall be, and shall be forthwith delivered to the Trustee to hold as, Collateral and shall, if received by a Pledgor, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Trustee as Collateral in the same form as so received (with any necessary endorsement).

          (iii) In order to permit a Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a)(i) above and to receive the dividends, distributions or principal payments which it is authorized to receive and retain pursuant to Section 7(a)(ii) above, the Trustee shall, if necessary, upon written request of Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may reasonably request.

     (b) Upon the occurrence and during the continuance of a Default or an Event of Default (but subject to Section 28 below);

          (i) Upon written notice from the Trustee to a Pledgor, all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) above shall cease, and all such rights shall thereupon become vested in the Trustee which shall thereupon have the sole right to exercise such voting and other consensual rights.

          (ii) All rights of a Pledgor to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) above shall cease and all such rights shall thereupon become vested in the Trustee


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     who shall thereupon have the sole right to receive and hold as Collateral such dividends and distributions.

          (iii) All dividends, distributions and interest payments that are received by a Pledgor contrary to the provisions of this Section 7 above shall be received in trust for the benefit of the Trustee and the Holders, shall be segregated from other property or funds of Pledgor and shall be forthwith delivered to the Trustee as Collateral in the same form as so received (with any necessary endorsement).

     (c) In order to permit the Trustee to receive all dividends and other distributions to which it may be entitled under Section 7(a)(ii) or 7(b)(ii) above, or to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) above, each Pledgor shall, if necessary, upon written notice from the Trustee, from time to time execute and deliver (or cause to be executed and delivered) to the Trustee appropriate proxies, dividend payment orders and other instruments as the Trustee may reasonably request.

     SECTION 8. Covenants. Each Pledgor covenants and agrees with the Trustee and the Holders from and after the date of this Agreement until the Obligations have been paid in full:

          (a) Except as permitted by the Indenture, Pledgor will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the pledge and security interest under this Agreement or, in the case of the Collateral subject to the Junior Lien, except for the lien and security interest of the Senior Credit Facility, or (iii) transfer or otherwise dispose of any Pledged Stock or take any corporate action to authorize the transfer or disposition of any property or assets (other than transfers or dispositions in the ordinary course of business) of the Issuer to a Subsidiary, unless such Subsidiary is a Wholly Owned Restricted Subsidiary and Pledgor promptly (and in any event within five Business Days after such transfer or disposition) delivers to the Trustee a duly executed pledge amendment, in substantially the form of Exhibit A hereto (a "Pledge Amendment"), with respect to the Capital Stock of such Subsidiary owned by Pledgor or a Subsidiary of Pledgor. Each such Subsidiary shall, upon execution of such Pledge Amendment, be an "Issuer" hereunder. If a Subsidiary of a Pledgor owns any such pledged Capital Stock, such Subsidiary shall be a "Pledgor" hereunder.

          (b) Pledgor agrees that it will not enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or


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     remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral.

          (c) Pledgor shall keep its principal place of business and chief executive office and the office where it keeps its records concerning the Collateral at the location specified in Section 4(a)(xi) above or, upon 30 days' prior written notice to the Trustee, at such other location in a jurisdiction where all actions required by Section 5 above shall have been taken with respect to the Collateral. Pledgor will hold and preserve such records and will permit representatives of the Trustee at any time during normal business hours to inspect and make copies or abstracts from such records and chattel paper.

          (d) Pledgor agrees that immediately upon becoming the beneficial owner of any additional shares of Capital Stock, it will pledge and deliver to the Trustee for its benefit and the ratable benefit of the Holders, a continuing security interest in such shares of equal priority to that previously granted to the Trustee (as well as duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Trustee). Pledgor further agrees that it will promptly (and in any event within five Business Days after such acquisition) deliver to the Trustee, duly executed by Pledgor, a Pledge Amendment with respect to the additional Collateral that is to be pledged pursuant to this Agreement.

          (e) Pledgor will at all times be the sole beneficial owner of the Collateral.

     Pledgor hereby authorizes the Trustee to attach each Pledge Amendment to this Agreement and agrees that any Capital Stock listed on the Pledge Amendment delivered to the Trustee shall for all purposes hereunder be considered "Pledged Stock" and "Collateral".

     SECTION 9. Trustee Appointed Attorney-in-Fact. In addition to all of the powers granted to the Trustee pursuant to Article 6 of the Indenture but subject to Section 28 below, each Pledgor hereby irrevocably appoints the Trustee such Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Trustee's discretion to take any action and to execute any instrument which the Trustee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,



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                                        9

          (b) to receive, endorse and collect any drafts or other instruments and documents, in connection with clause (a) above, and

          (c) to file any claims or take any action or institute any proceedings that the Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral.

     SECTION 10. Trustee May Perform. If a Pledgor fails to perform any agreement contained herein, the Trustee, subject to Section 28 below, may itself perform, or cause performance of, such agreement, and the expenses of the Trustee, including the fees and expenses of its counsel, incurred in connection therewith shall be payable by Pledgor under Section 13 hereof.

     SECTION 11. The Trustee's Duties. The powers conferred on the Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, lenders or other matters relative to any Security Collateral, whether or not the Trustee or any Holder has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Trustee accords trust property.

     SECTION 12. Subsequent Changes Affecting Collateral. Each Pledgor represents to the Trustee and the Holders that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that the Trustee and the Holders shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Each Pledgor covenants that it will not vote or take any other action to sell or otherwise dispose of, or grant any option, or create or permit to exist any Lien upon or, with respect to any of the Collateral except with respect to Collateral released from this Agreement pursuant to Section 23 of this Agreement or sales of Collateral in accordance with this Agreement and the Indenture. Each Pledgor will defend the right, title and interest of the Trustee and the Holders in and to the Collateral against the claims and demands of all Persons.

     SECTION 13. Remedies Upon Default. If any Event of Default shall have occurred and be continuing (but subject to Section 28 below):

          (a) (i) The Trustee and the Holders may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Code, and the Trustee may also in its sole discretion, (i) require Acquisition to, and Acquisition hereby agrees that it will, at its expense and upon request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee that is reasonably convenient to both parties, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms and otherwise in such manner as the Trustee may deem commercially reasonable, irrespective of the impact of any such sales on the


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     market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim, encumbrance or right on the part of a Pledgor, and, with respect to any such Collateral sold upon default, Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.

          (ii) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Issuer to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if Pledgor would agree to do so.

          (b) If the Trustee determines to exercise its right to sell any or all of the Collateral, upon written request, each Pledgor shall and shall use its best efforts to furnish to the Trustee all such information as the Trustee may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by the Trustee as exempt transactions under the Securities Act and the rules of Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          (c) The Trustee may exercise any and all rights and remedies of a Pledgor in respect of the Collateral, including, without limitation, any and all of the rights of a Pledgor to demand or otherwise require payment of any amount under, or performance of any provision of, the Indenture.

          (d) All payments received by a Pledgor in respect of the Collateral shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Trustee in the same form as so received (with any necessary endorsement).

     SECTION 14. Registration Rights. If the Trustee shall determine to exercise its rights to sell all or any of the Pledged Stock pursuant to Section 13 above, each Pledgor agrees that, upon request of the Trustee, Pledgor will, at its own expense, take all corporate action which it is able to take to cause the Issuer to:

          (a) execute and deliver, and cause its directors and officers to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Trustee, advisable to register such Pledged Stock under the provisions of the Securities Act, to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (b) use its best efforts to qualify the Pledged Stock under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Trustee;

          (c) make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

          (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

The Trustee is authorized, in connection with any sale of the Collateral pursuant to Section 13 of this Agreement, to deliver or otherwise disclose to any prospective purchaser of the Collateral (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to clause (a) above and (ii) any other information

(which has not been provided by Pledgor on a confidential basis) in its possession relating to the Collateral.

     SECTION 15. Application of Proceeds. After and during the continuance of an Event of Default, any cash held by the Trustee as Collateral and all cash proceeds received by the Trustee (all such cash being "Proceeds") in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Trustee of its remedies as a secured creditor as provided in Section 13 of this Agreement shall be applied promptly from time to time by the Trustee as follows:

          First, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to the Trustee and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Trustee and its agents and counsel in connection therewith;

          Second, to the payment of the Secured Obligation in accordance with
     Section 506 of the Indenture;

          Third, to the payment of any other Obligations; and

          Fourth, after payment in full of all Obligations, to a Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

     SECTION 16. Indemnity and Expenses. (a) The Pledgors agree to indemnify the Trustee from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement, except claims, losses, or liabilities resulting from the Trustee's negligence or wilful misconduct as determined by a final judgment of a court of competent jurisdiction.

     (b) Each Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including the reasonable fees, expenses and disbursements of its counsel and of any experts and agents, which the Trustee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee or the Holders hereunder or (iv) the failure by a Pledgor to perform or observe any of the provisions hereof.

     SECTION 17. Security Interest Absolute. The obligations of each Pledgor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against each Pledgor to enforce this Agreement, irrespective of whether any action is brought against any other Pledgor or whether any other Pledgor is joined in any such action or actions. All rights of the Trustee and the Holders and security interests hereunder, and all obligations of a Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

          (c) any taking, exchange, surrender, release or non-perfection of any Liens on any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Secured Obligations; or

          (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Pledgor in respect of the Obligations or of this Agreement.

     SECTION 19. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any amendment or waiver of any provision of this Agreement and any consent to any departure by a Pledgor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture and neither the Trustee nor any Holder shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     SECTION 20. Addresses for Notices. All notices and other communications provided for hereunder shall be in the form and manner, and delivered to each of the parties hereto at their respective addresses, as set forth or provided for in Section 106 of the Indenture.

     SECTION 18. Concerning the Trustee.

     (a) Pursuant to Section 512 of the Indenture, the Holders shall have the right, by one or more instruments in writing executed and delivered to the Trustee, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, or for the appointment of a receiver, or to direct the taking or the refraining from taking of any action authorized by this Agreement; provided that (i) such direction shall not conflict with the provisions of any law or of this Agreement or the Indenture, (ii) the Trustee shall be adequately secured and indemnified as provided in the Indenture and (iii) such direction does not involve the Trustee in personal liability and is not unjustly prejudicial to the Holders not consenting. Nothing in this Section 20(a) shall impair the right of the Trustee in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction. The Trustee shall have no duty to take or refrain from taking any action unless explicitly required herein.

     (b) The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equivalent to that which the Trustee, in its individual capacity, accords its own similar property in similar situations, it being understood that neither the Trustee nor any Holder shall have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, or (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Stock) to preserve rights against any Person with respect to any Collateral.

     (c) The Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by Pledgors. The Trustee makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of a Pledgor thereto or as to the security afforded by this Agreement, or as to the validity, execution (except the Trustee's own execution), enforceability, legality or sufficiency of this Agreement, and the Trustee shall incur no liability or responsibility in respect of any such matters.

     (d) Notwithstanding any other provision of this Agreement, the Trustee shall not, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement except for its own gross negligence or willful misconduct.

     (e) The Trustee shall have the same rights with respect to any obligation secured hereunder held by it as any other secured party and may exercise such rights as though it were not the Trustee hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with a Pledgor as if it were not the Trustee.

     (f) For purposes of this Agreement, in the performance of the duties and obligations hereunder the Trustee shall be entitled to the benefits of the terms and provisions of Article Six of the Indenture.

     SECTION 21. Termination. Subject to Section 22 of this Agreement, when all the Secured Obligations have been indefeasibly paid in full in accordance with the terms of the Indenture, this Agreement shall terminate, and the Trustee shall, upon the written request and at the expense of Pledgors, forthwith assign, transfer and deliver, against receipt and without recourse to the Trustee, such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of Pledgors.

     SECTION 22. Continuing Security Interest; Transfer of Notes. This Agreement shall create a continuing security interest in the Collateral and shall, unless otherwise provided in the Indenture or this Agreement, (a) remain in full force and effect until indefeasible payment in full is made of all Obligations in accordance with the terms of the Indenture, (b) be binding upon Pledgors, its successors and assigns, and (c) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders and each of their respective successors, transferees and assigns.

     SECTION 23. Separability Clause. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 24. Reinstatement. This Agreement shall continue to be effective or be reinstated if at any time any amount received by the Trustee or any Holder in respect of the Obligations is rescinded or must otherwise be restored or returned by the Trustee or any Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for a Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

     SECTION 25. Governing Law; Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Indenture, terms defined in Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of New York are used herein as therein defined.

     SECTION 26. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 27. GOVERNMENTAL APPROVALS, ETC. THE TRUSTEE ACKNOWLEDGES THAT IN CONNECTION WITH ANY EXERCISE BY THE TRUSTEE OF ITS RIGHTS HEREUNDER IT MAY BE NECESSARY TO OBTAIN THE PRIOR CONSENT OR APPROVAL OF CERTAIN GOVERNMENTAL AUTHORITIES, INCLUDING, WITHOUT LIMITATION, THE FEDERAL COMMUNICATIONS COMMISSION ("FCC"). NOTHING IN THIS AGREEMENT SHALL INTERFERE WITH EACH PLEDGORS' OR EACH LICENSEE'S OBLIGATION TO CONTROL AND OPERATE ITS BUSINESS AS REQUIRED BY THE FEDERAL COMMUNICATIONS ACT OF 1934, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE TRUSTEE SHALL NOT TAKE ANY ACTION PURSUANT TO THIS AGREEMENT THAT WOULD CONSTITUTE OR RESULT IN AN ASSIGNMENT OR TRANSFER OF CONTROL OF ANY FCC LICENSE, PERMIT OR AUTHORIZATION WITHOUT OBTAINING THE PRIOR CONSENT OF THE FCC THERETO.
PRIOR TO THE EXERCISE BY THE TRUSTEE OF ANY POWER, RIGHT, PRIVILEGE OR REMEDY PURSUANT TO THIS AGREEMENT WHICH REQUIRES ANY CONSENT, APPROVAL, REGISTRATION, QUALIFICATION OR AUTHORIZATION OF ANY GOVERNMENTAL AUTHORITY OR INSTRUMENTALITY, EACH PLEDGOR WILL EXECUTE AND DELIVER, OR WILL CAUSE THE EXECUTION AND DELIVERY OF, ALL APPLICATIONS, CERTIFICATES, INSTRUMENTS AND OTHER DOCUMENTS AND PAPERS THAT THE TRUSTEE MAY BE REQUIRED TO OBTAIN FOR SUCH FCC OR OTHER GOVERNMENTAL, CONSENT, APPROVAL, REGISTRATION, QUALIFICATION OR AUTHORIZATION AND WILL USE THEIR BEST EFFORTS TO ASSIST THE TRUSTEE TO OBTAIN SUCH CONSENT, APPROVAL, REGISTRATION, QUALIFICATION OR AUTHORIZATION.

     IN WITNESS WHEREOF, Pledgors and the Trustee have each caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                 PLEDGORS:

                                 SHOP AT HOME, INC.


                                 By: _______________________________
                                     Title:

                                 BROADCAST, CABLE AND SATELLITE
                                 TECHNOLOGIES, INC.


                                 By: _______________________________
                                     Title:

                                 SAH ACQUISITION CORPORATION II


                                 By: _______________________________
                                     Title:

                                 Notice Address of Pledgors:

                                    3100 West End Avenue
                                    Suite 880
                                    Nashville, TN 37203
                                    Attention: ______________________

                                TRUSTEE:

                                PNC BANK, NATIONAL ASSOCIATION
                                   as Trustee


                                By:  ______________________________
                                     Title:

                                Notice Address of Trustee:

                                   1600 Market Street
                                   30th Floor
                                   Philadelphia, PA 19103
                                   Attention: Corporate Trust Department

                                   SCHEDULE I


                                  PLEDGED STOCK

PLEDGED STOCK OWNED AND PLEDGED BY SHOP AT HOME, INC.

                                                                                                        Percentage of
                                                                                                       Capital Stock of
                                        Jurisdiction of                                                Subsidiary Owned
Name of Subsidiary of SAH               Incorporation             Share Certificate Numbers                 by SAH
--------------------------              ---------------           -------------------------            -----------------
SAH Acquisition Corporation             Tennessee                 #1 -- 1000 shares                            100%
II

Broadcast, Cable and Satellite          Texas                     #3 -- 1000 shares                            100%
Technologies, Inc.

MFP, Inc.                               Tennessee                 #1,2 -- 1000 shares                          100%



PLEDGED STOCK OWNED AND PLEDGED BY BROADCAST, SATELLITE & CABLE
TECHNOLOGIES, INC.


                                                                                                        Percentage of
                                                                                                       Capital Stock of
                                        Jurisdiction of                                                Subsidiary Owned
Name of Subsidiary of BCST              Incorporation             Share Certificate Numbers                 by BCST
--------------------------              ---------------           -------------------------            -----------------
Urban Broadcasting Systems,             Texas                     #3 -- 490 shares                             100%
Inc.                                                              #4 -- 510 shares

                                    EXHIBIT A

                                Pledge Amendment


     This Pledge Amendment, dated ________________, 19__, is delivered pursuant to Section 7 of the Pledge Agreement referred to below. The undersigned hereby pledges to the Trustee for its benefit and the ratable benefit of the Holders, and grants to the Trustee for its benefit and the ratable benefit of the Holders, a continuing security interest in all of its right, title and interest in the Capital Stock listed below.

     The undersigned hereby agrees that this Pledge Amendment may be attached to the Security and Pledge Agreement dated as of March ___, 1998 (the "Pledge Agreement"), between the undersigned and PNC Bank, National Association, a national banking association, Trustee, capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Pledge Agreement; and the Collateral listed on this Pledge Amendment shall be deemed to be part of the Collateral, and shall become part of the Collateral and shall secure all Obligations.


                                    -------------------------------------



                                    By:
                                       ----------------------------------
                                    Name:
                                    Title:


                                 Pledged Shares
                                 --------------


                    Number of              Share
                    Pledged                Certificate            Percentage of
Issuer              Shares                 Numbers                Outstanding
------              ---------              -----------            -------------